CARMAX REPORTS RECORD FIRST QUARTER RESULTS

Richmond, Va., June 21, 2013 – CarMax, Inc. (NYSE:KMX) today reported record results for the first quarter ended May 31, 2013.

▪	Net sales and operating revenues increased 19% to $3.31 billion.

▪	Used unit sales in comparable stores increased 17%.

▪	Total used unit sales rose 22%.

▪	Total wholesale unit sales increased 6%.

▪	CarMax Auto Finance (CAF) income increased 16% to $87.0 million.

▪	Net earnings grew 21% to $146.7 million. Net earnings per diluted share rose 23% to $0.64.

“We are very pleased to report our strongest increase in comparable store used unit sales in several years,” said Tom Folliard, president and chief executive officer.  “Strong retail sales growth, together with continued contributions from CAF and wholesale drove all-time record quarterly revenues and earnings.”

First Quarter Business Performance Review

Sales.  Total used vehicle unit sales grew 22% and comparable store used units grew 17% versus the prior year’s first quarter.  The comparable store used unit growth was again driven by improved conversion, which we believe reflected continued improvements in execution in our stores and an attractive consumer credit environment.

Wholesale vehicle unit sales grew 6% compared with last year’s quarter.  Wholesale unit sales benefited from the growth in our store base and a stronger appraisal buy rate.

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Other sales and revenues increased 6% compared with the prior year’s first quarter.    Extended service plan (ESP) revenues increased 26%, reflecting the 22% increase in used unit sales and an increase in ESP penetration.  Net third-party finance fees declined $11.9 million as the third-party subprime providers (those who purchase financings at a discount) originated 21% of used vehicle unit sales in the current quarter versus 16% in the prior year’s first quarter.  We believe that more attractive offers by our third-party providers and a delay in the 2013 tax refund season contributed to the increase in subprime financings.

Gross Profit.  Total gross profit increased 17% to $448.1 million.  Used vehicle gross profit rose 22% to $303.9 million, driven by the 22% increase in used unit sales, while wholesale vehicle gross profit increased 6% to $86.5 million on the 6% increase in wholesale unit sales.  Used and wholesale vehicle gross profit per unit were consistent with last year’s first quarter.  Other gross profit increased 15% to $56.6 million, as the increase in ESP profits was partially offset by the reduction in net third-party finance fees.

SG&A.  Selling, general and administrative expenses increased 14% to $290.2 million.  The increase reflected the 12% increase in our store base since the beginning of last year’s first quarter (representing the addition of 13 stores) and higher variable selling costs resulting from the 17% increase in comparable store used unit sales.  SG&A per retail unit declined $131 to $2,086 versus $2,217 in the prior year’s quarter, as our comparable store used unit growth generated meaningful overhead leverage.

CarMax Auto Finance.(1)    CAF income increased 16% to $87.0 million primarily as a result of the 21% increase in average managed receivables, which grew to $6.15 billion.  The increase in managed receivables reflected the rise in CAF origination volumes in recent years resulting from an expansion of CAF’s loan penetration rate, as well as our retail unit sales growth and higher average amounts financed.  The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 7.2% of average managed receivables in the current quarter from 7.5% in last year’s first quarter.  The average contract rate on new loan originations has declined in recent quarters as we provided more competitive offers in select customer segments.

As a percent of ending managed receivables, the allowance for loan losses increased moderately to 1.0% as of May 31, 2013, compared with 0.9% as of May 31, 2012.

Superstore Openings.  During the first quarter of fiscal 2014, we opened three stores, entering the Harrisonburg, Virginia, market and the Savannah and Columbus markets in Georgia.  Subsequent to the end of the quarter, we opened our fifth store in the Houston, Texas, market.

Share Repurchase Program.  During the first quarter of fiscal 2014, we repurchased 2.9 million shares of common stock for $124.6 million pursuant to our share repurchase program.  As of May 31, 2013, we had $463.5 million remaining available for repurchase under the program.

(1)  Although CAF benefits from certain indirect overhead expenditures, we have elected not to allocate indirect costs to CAF in order to avoid making arbitrary allocation decisions.

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Supplemental Financial Information

Sales Components

	Three Months Ended May 31(1)
(In millions)	2013	2012	Change
Used vehicle sales	$2,701.8	$2,188.9	23.4%
New vehicle sales	52.4	55.5	(5.5)%
Wholesale vehicle sales	490.7	467.8	4.9%
Other sales and revenues:
Extended service plan revenues	64.6	51.3	26.0%
Service department sales	27.4	24.8	10.3%
Third-party finance fees, net	(25.8)	(13.8)	(86.4)%
Total other sales and revenues	66.2	62.3	6.4%
Total net sales and operating revenues	$3,311.1	$2,774.4	19.3%

(1)   Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Comparable Store Used Vehicle Sales Changes

	Three Months Ended May 31
	2013	2012
Used vehicle units	17%	0%
Used vehicle dollars	18%	2%

Total Used Vehicle Sales Changes

	Three Months Ended May 31
	2013	2012
Used vehicle units	22%	3%
Used vehicle dollars	23%	6%

Unit Sales

	Three Months Ended May 31
	2013	2012
Used vehicles	137,154	112,291
New vehicles	1,949	2,107
Wholesale vehicles	88,356	83,541

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Average Selling Prices

	Three Months Ended May 31
	2013	2012
Used vehicles	$19,540	$19,285
New vehicles	$26,788	$26,174
Wholesale vehicles	$5,388	$5,449

Selected Operating Ratios

	Three Months Ended May 31
(In millions)	2013	% (1)	2012	% (1)
Net sales and operating revenues	$3,311.1	100.0	$2,774.4	100.0
Gross profit	$448.1	13.5	$381.9	13.8
CarMax Auto Finance income	$87.0	2.6	$75.2	2.7
Selling, general, and administrative
expenses	$290.2	8.8	$253.6	9.1
Interest expense	$7.9	0.2	$8.1	0.3
Earnings before income taxes	$237.3	7.2	$195.6	7.1
Net earnings	$146.7	4.4	$120.7	4.4

(1)  Calculated as the ratio of the applicable amount to net sales and operating revenues.

Gross Profit

	Three Months Ended May 31
(In millions)	2013	2012	Change
Used vehicle gross profit	$303.9	$249.4	21.9%
New vehicle gross profit	1.1	1.6	(32.5)%
Wholesale vehicle gross profit	86.5	81.9	5.6%
Other gross profit	56.6	49.1	15.4%
Total	$448.1	$381.9	17.3%

Gross Profit per Unit

	Three Months Ended May 31
	2013		2012
	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,216	11.2	$2,221	11.4
New vehicle gross profit	$551	2.0	$755	2.9
Wholesale vehicle gross profit	$979	17.6	$980	17.5
Other gross profit	$407	85.5	$429	78.8
Total gross profit	$3,221	13.5	$3,338	13.8

(1)  Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)  Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended May 31
(In millions)	2013	2012	Change
Compensation and benefits (1)	$172.1	$143.4	20.0%
Store occupancy costs	52.5	47.8	9.7%
Advertising expense	27.1	25.7	5.6%
Other overhead costs (2)	38.5	36.7	5.0%
Total SG&A expenses	$290.2	$253.6	14.4%

(1)  Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(2)  Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended May 31
(In millions)	2013	% (1)	2012	% (1)
Interest margin:
Interest and fee income	$133.5	8.7	$120.3	9.5
Interest expense	(22.8)	(1.5)	(25.1)	(2.0)
Total interest margin	110.7	7.2	95.2	7.5
Provision for loan losses	(11.3)	(0.7)	(9.2)	(0.7)
Total interest margin after provision for loan losses	99.4	6.5	86.0	6.8
Total direct expenses	(12.4)	(0.8)	(10.8)	(0.9)
CarMax Auto Finance income	$87.0	5.7	$75.2	5.9

Total average managed receivables	$6,152.5		$5,075.2
Net loans originated	$1,120.2		$786.8
Net CAF penetration rate	41.5%		36.4%
Weighted average contract rate	7.0%		8.9%

Ending allowance for loan losses	$60.9		$46.6

Warehouse facility information:
Ending funded receivables	$941.0		$1,251.0
Ending unused capacity	$759.0		$349.0

(1)  Annualized percent of total average managed receivables.

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Earnings Highlights

	Three Months Ended May 31
(In millions except per share data)	2013	2012	Change
Net earnings	$146.7	$120.7	21.5%
Diluted weighted average shares outstanding	228.6	231.8	(1.4)%
Net earnings per diluted share	$0.64	$0.52	23.1%

Planned Superstore Openings

We currently plan to open the following superstores within 12 months from May 31, 2013:

Location	Television Market	Market Status	Planned Opening Date
Katy, Texas (1)	Houston	Existing	Q2 Fiscal 2014
Fairfield, California	Sacramento	Existing	Q2 Fiscal 2014
Jackson, Tennessee	Jackson	New	Q3 Fiscal 2014
Brandywine, Maryland	Washington/Baltimore	Existing	Q3 Fiscal 2014
St. Louis, Missouri	St. Louis	New	Q3 Fiscal 2014
St. Peters, Missouri	St. Louis	New	Q4 Fiscal 2014
Newark, Delaware	Philadelphia	New	Q4 Fiscal 2014
King of Prussia, Pennsylvania	Philadelphia	New	Q4 Fiscal 2014
Frederick, Maryland	Washington/Baltimore	Existing	Q4 Fiscal 2014
Elk Grove, California	Sacramento	Existing	Q4 Fiscal 2014
Henrietta, New York	Rochester	New	Q1 Fiscal 2015
Dothan, Alabama	Dothan	New	Q1 Fiscal 2015
Mechanicsburg, Pennsylvania	Harrisburg	Existing	Q1 Fiscal 2015
Spokane, Washington	Spokane	New	Q1 Fiscal 2015

(1)  Opened in June 2013.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate capital expenditures will total approximately $300 million in fiscal 2014.  We expect to open between 10 and 15 superstores in each of the following 2 fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, June 21, 2013.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 26820891.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com beginning at approximately 1:00 p.m. ET on June 21, 2013, through September 23, 2013.  A telephone replay also will be available through June 28, 2013, and may be accessed by dialing 1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 26820891.

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Second Quarter Fiscal 2014 Earnings Release Date

We currently plan to release results for the second quarter ending August 31, 2013, on Tuesday, September 24, 2013, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in early September 2013.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for nine consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 122 used car superstores in 61 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 28, 2013, the company retailed 447,728 used vehicles and sold 324,779 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the competitive landscape within our industry.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.
•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

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For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2013, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:

         Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

         Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

         Trina Lee, Director, Public Relations, (855) 887-2915

         Catherine Gryp, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended May 31
(In thousands except per share data)	2013	% (1)	2012	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,701,755	81.6	$2,188,907	78.9
New vehicle sales	52,427	1.6	55,457	2.0
Wholesale vehicle sales	490,659	14.8	467,795	16.9
Other sales and revenues	66,216	2.0	62,261	2.2
NET SALES AND OPERATING REVENUES	3,311,057	100.0	2,774,420	100.0
Cost of sales	2,862,961	86.5	2,392,505	86.2
GROSS PROFIT	448,096	13.5	381,915	13.8
CARMAX AUTO FINANCE INCOME	87,019	2.6	75,179	2.7
Selling, general and administrative expenses	290,189	8.8	253,603	9.1
Interest expense	7,878	0.2	8,143	0.3
Other income	241	―	285	―
Earnings before income taxes	237,289	7.2	195,633	7.1
Income tax provision	90,638	2.7	74,887	2.7
NET EARNINGS	$146,651	4.4	$120,746	4.4
WEIGHTED AVERAGE COMMON SHARES:
Basic	224,618		227,773
Diluted	228,552		231,802
NET EARNINGS PER SHARE:
Basic	$0.65		$0.53
Diluted	$0.64		$0.52

(1)  Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	May 31	February 28	May 31
(In thousands except share data)	2013	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$725,267	$449,364	$456,413
Restricted cash from collections on auto loan receivables	240,715	224,287	182,316
Accounts receivable, net	70,452	91,961	65,705
Inventory	1,398,200	1,517,813	1,210,196
Deferred income taxes	4,737	5,193	6,119
Other current assets	15,402	21,513	10,258
TOTAL CURRENT ASSETS	2,454,773	2,310,131	1,931,007
Auto loan receivables, net	6,310,446	5,895,918	5,132,163
Property and equipment, net	1,444,128	1,428,970	1,305,462
Deferred income taxes	138,158	145,875	130,583
Other assets	102,949	107,708	98,948
TOTAL ASSETS	$10,450,454	$9,888,602	$8,598,163

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$316,640	$336,721	$293,924
Accrued expenses and other current liabilities	109,714	147,821	108,733
Accrued income taxes	58,965	222	48,070
Short-term debt	972	355	791
Current portion of finance and capital lease obligations	16,830	16,139	14,730
Current portion of non-recourse notes payable	207,113	182,915	152,268
TOTAL CURRENT LIABILITIES	710,234	684,173	618,516
Finance and capital lease obligations, excluding current portion	332,965	337,452	349,648
Non-recourse notes payable, excluding current portion	6,160,242	5,672,175	4,672,921
Other liabilities	171,631	175,635	136,730
TOTAL LIABILITIES	7,375,072	6,869,435	5,777,815

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
224,145,439 and 225,906,108 shares issued and outstanding
as of May 31, 2013 and February 28, 2013, respectively	112,073	112,953	114,153
Capital in excess of par value	990,778	972,250	901,725
Accumulated other comprehensive loss	(57,510)	(59,808)	(60,795)
Retained earnings	2,030,041	1,993,772	1,865,265
TOTAL SHAREHOLDERS’ EQUITY	3,075,382	3,019,167	2,820,348
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,450,454	$9,888,602	$8,598,163

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended May 31
(In thousands)	2013	2012
OPERATING ACTIVITIES:
Net earnings	$146,651	$120,746
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	24,335	22,982
Share-based compensation expense	22,941	15,592
Provision for loan losses	11,299	9,176
(Gain) loss on disposition of assets	(178)	192
Deferred income tax provision	6,695	7,511
Net decrease (increase) in:
Accounts receivable, net	21,509	20,729
Inventory	119,613	(117,604)
Other current assets	7,293	7,242
Auto loan receivables, net	(425,827)	(181,492)
Other assets	(2,592)	2,225
Net increase (decrease) in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	533	(7,641)
Other liabilities	(9,851)	(15,178)
NET CASH USED IN OPERATING ACTIVITIES	(77,579)	(115,520)
INVESTING ACTIVITIES:
Capital expenditures	(42,045)	(47,636)
Proceeds from sales of assets	4,610	―
(Increase) decrease in restricted cash from collections on auto loan receivables	(16,428)	21,998
Increase in restricted cash in reserve accounts	(2,812)	(236)
Release of restricted cash from reserve accounts	10,011	6,382
Sales of money market securities, net	1,313	169
Purchases of investments available-for-sale	(1,161)	(1,096)
NET CASH USED IN INVESTING ACTIVITIES	(46,512)	(20,419)
FINANCING ACTIVITIES:
Increase (decrease) in short-term debt, net	617	(152)
Payments on finance and capital lease obligations	(3,796)	(3,296)
Issuances of non-recourse notes payable	1,774,000	698,000
Payments on non-recourse notes payable	(1,261,735)	(556,900)
Repurchase and retirement of common stock	(130,215)	―
Equity issuances, net	11,204	2,529
Excess tax benefits from share-based payment arrangements	9,919	9,513
NET CASH PROVIDED BY FINANCING ACTIVITIES	399,994	149,694
Increase in cash and cash equivalents	275,903	13,755
Cash and cash equivalents at beginning of year	449,364	442,658
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$725,267	$456,413

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